CONTACTS:
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Laura Rossi
InvestorRelations@amerantbank.com
(305) 460-8728

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Alexis Dominguez
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(305) 441-8412

AMERANT REPORTS THIRD QUARTER 2025 RESULTS

CORAL GABLES, FLORIDA, October 28, 2025. Amerant Bancorp Inc. (NYSE: AMTB) (the “Company” or “Amerant”) today reported net income attributable to the Company of $14.8 million in the third quarter of 2025, or $0.35 income per diluted share, compared to net income of $23.0 million, or $0.55 income per diluted share, in the second quarter of 2025.
“While the Company continues to show strong pre-provision net revenue, our results this quarter show higher than expected provision for credit losses as we continued to proactively focus on addressing asset quality over growth this quarter” stated Jerry Plush, Chairman and CEO. “While we anticipate a return to loan growth during the fourth quarter, our primary focus is on reducing non-performing loans. We also intend to resume share buybacks under the existing authorization and implement a new series of expense reductions as key steps toward improving results.”

Below are the results for 3Q25 and their comparison to 2Q25:

•Total assets were $10.4 billion, up by $75.5 million, or 0.7%, compared to $10.3 billion.

•Total gross loans were $6.9 billion, down by $247.4 million, or 3.4%, compared to $7.2 billion.

•Cash and cash equivalents were $630.9 million, down by $6.0 million, or 0.9%, compared to $636.8 million.

•Investment securities were $2.3 billion, up by $336.8 million, or 17.1%, compared to $2.0 billion.

•Total deposits were $8.3 billion, down by $5.6 million, or 0.1%, compared to the prior period, primarily driven by a decrease of $93.7 million in brokered deposits partially offset by customer deposit growth of $88.1 million. Core deposits were $6.2 billion, up by $59.4 million, or 1.0%, compared to $6.1 billion.

•Total advances from the Federal Home Loan Bank (“FHLB”) were $831.7 million, up by $66.7 million, or 8.7%, compared to $765.0 million.
•Net Interest Margin (“NIM”) was 3.92%, compared to 3.81%.

•Average yield on loans was 6.93%, compared to 6.88%.

•Average cost of total deposits was 2.41%, compared to 2.53%.

•Loan to deposit ratio was 83.6%, compared to 86.5%.

•Asset Quality and Allowance for Credit Losses (“ACL”):

–Total non-performing assets were $139.9 million, up by $42.0 million, or 42.9%, compared to $97.9 million. As of 3Q25, non-performing assets consist of $124.3 million in non-performing loans and $15.6 million in Other Real Estate Owned (“OREO”).

–The ACL was $94.9 million, up by $8.4 million, or 9.7%, compared to $86.5 million, primarily from reserve requirements, partially offset by charge-offs in the quarter.

–The Company has provided additional details regarding asset quality in the 3Q25 earnings presentation (https://investor.amerantbank.com).

•Assets Under Management and custody (“AUM”) totaled $3.17 billion, up by $104.5 million, or 3.4% from $3.07 billion.

•Accumulated Other Comprehensive Loss (“AOCL”) decreased to $6.9 million, an improvement of $18.5 million, or 72.8%, compared to $25.4 million.

•Pre-provision net revenue (“PPNR”)(1) was $33.6 million, down by $2.2 million, or 6.3%, compared to PPNR of $35.9 million. Core PPNR(1) was $35.8 million, down by $1.4 million, or 3.7%, compared to $37.1 million. A reconciliation of core PPNR and the impact on key ratios is shown in Exhibit 2 included in this press release.

•Net Interest Income (“NII”) was $94.2 million, up by $3.7 million, or 4.1%, from $90.5 million.

•Provision for credit losses was $14.6 million, up by $8.5 million, or 140.9% compared to $6.1 million.

•Non-interest income was $17.3 million, down by $2.5 million, or 12.6% from $19.8 million.

•Non-interest expense was $77.8 million, up by $3.4 million, or 4.6% from $74.4 million. Core non-interest expense(1) was $75.9 million, up $2.7 million, or 3.6%, compared to $73.2 million.

•The efficiency ratio was 69.84%, compared to 67.48%.

•Return on average assets (“ROA”) was 0.57%, compared to 0.90%.

•Return on average equity (“ROE”) was 6.21%, compared to 10.06%.

•On October 22, 2025, the Company’s Board of Directors declared a cash dividend of $0.09 per share of common stock. The dividend is payable on November 28, 2025, to shareholders of record on November 14, 2025.

Additional details on the third quarter 2025 results can be found in the Exhibits and Glossary of Terms and Definitions to this earnings release, and the earnings presentation available under the Investor Relations section of the Company’s website at https://investor.amerantbank.com. See Glossary of Terms and Definitions for definitions of financial terms.

1 Non-GAAP measure, see “Non-GAAP Financial Measures” for more information and Exhibit 2 for a reconciliation to GAAP measures.

Third Quarter 2025 Earnings Conference Call

The Company will hold an earnings conference call on Tuesday, October 28, 2025 at 8:30 a.m. (Eastern Time) to discuss its third quarter 2025 results. The conference call and presentation materials can be accessed via webcast by logging on from the Investor Relations section of the Company’s website at https://investor.amerantbank.com. The online replay will remain available for approximately one month following the call through the above link.

About Amerant Bancorp Inc. (NYSE: AMTB)

Amerant Bancorp Inc. is a bank holding company headquartered in Coral Gables, Florida since 1979. The Company operates through its main subsidiary, Amerant Bank, N.A. (the “Bank”), as well as its other subsidiary Amerant Investments, Inc. The Company provides individuals and businesses with deposit, credit and wealth management services. The Bank, which has operated for over 45 years, is headquartered in Florida and has a network of 22 banking centers – 20 in South Florida and 2 in Tampa, Florida. For more information, visit investor.amerantbank.com.

Cautionary Notice Regarding Forward-Looking Statements

This press release contains “forward-looking statements” including statements with respect to the Company’s objectives, expectations and intentions and other statements that are not historical facts. Examples of forward-looking statements include but are not limited to: our future operating or financial performance, including revenues, expenses, expense savings, income or loss and earnings or loss per share, and other financial items; statements regarding expectations, plans or objectives for future operations, products or services, and our expectations on our investment portfolio repositioning and loan recoveries or reaching positive resolutions on problem loans. All statements other than statements of historical fact are statements that could be forward-looking statements. You can identify these forward-looking statements through our use of words such as “may,” “will,” “anticipate,” “assume,” “should,” “indicate,” “would,” “believe,” “contemplate,” “expect,” “estimate,” “continue,” “plan,” “point to,” “project,” “could,” “intend,” “target,” “goals,” “outlooks,” “modeled,” “dedicated,” “create,” and other similar words and expressions of the future.

Forward-looking statements, including those relating to our beliefs, plans, objectives, goals, expectations, anticipations, estimates and intentions, involve known and unknown risks, uncertainties and other factors, which may be beyond our control, and which may cause the Company’s actual results, performance, achievements, or financial condition to be materially different from future results, performance, achievements, or financial condition expressed or implied by such forward-looking statements. You should not rely on any forward-looking statements as predictions of future events. You should not expect us to update any forward-looking statements, except as required by law. All written or oral forward-looking statements attributable to us are expressly qualified in their entirety by this cautionary notice, together with those risks and uncertainties described in “Risk factors” in our annual report on Form 10-K for the fiscal year ended December 31, 2024 filed on March 5, 2025 (“the 2024 Form 10-K”), and in our other filings with the U.S. Securities and Exchange Commission (the “SEC”), which are available at the SEC’s website www.sec.gov.

Interim Financial Information

Unaudited financial information as of and for interim periods, including the three and nine month periods ended September 30, 2025 and 2024, and the three month periods ended June 30, 2025, March 31, 2025 and December 31 2024 may not reflect our results of operations for our fiscal year ending, or financial condition, as of December 31, 2025, or any other period of time or date.

Non-GAAP Financial Measures

The Company supplements its financial results that are determined in accordance with accounting principles generally accepted in the United States of America (“GAAP”) with non-GAAP financial measures, such as “pre-provision net revenue (PPNR)”, “core pre-provision net revenue (Core PPNR)”, “core noninterest income”, “core noninterest expense”, “core net income”, “core earnings per share (basic and diluted)”, “core return on assets (Core ROA)”, “core return on equity (Core ROE)”, “core efficiency ratio”, and “tangible stockholders’ equity (book value) per common share”. This supplemental information is not required by, or is not presented in accordance with GAAP. The Company refers to these financial measures and ratios as “non-GAAP financial measures”.

We use certain non-GAAP financial measures, including those mentioned above, both to explain our results to shareholders and the investment community and in the internal evaluation and management of our business. Management believes that these supplementary non-GAAP financial measures and the information they provide are useful to investors since these measures permit investors to view our performance using the same tools that our management uses to evaluate our past performance and prospects for future performance. While we believe that these non-GAAP financial measures are useful in evaluating our performance, this information should be considered as supplemental and not as a substitute for or superior to the related financial information prepared in accordance with GAAP. Additionally, these non-GAAP financial measures may differ from similar measures presented by other companies.

Exhibit 2 reconciles these non-GAAP financial measures to GAAP reported results.

Exhibit 1- Selected Financial Information
The following table sets forth selected financial information derived from our interim unaudited and annual audited consolidated financial statements.

(in thousands)	September 30, 2025	June 30, 2025	March 31, 2025	December 31, 2024	September 30, 2024
Consolidated Balance Sheets				(audited)
Total assets	$10,410,199	$10,334,678	$10,169,688	$9,901,734	$10,353,127
Total investments	2,307,701	1,970,888	1,761,678	1,497,925	1,542,544
Total gross loans (1)(2)	6,941,792	7,189,196	7,219,162	7,271,322	7,561,963
Allowance for credit losses	94,918	86,519	98,266	84,963	79,890
Total deposits	8,300,969	8,306,544	8,154,978	7,854,595	8,110,944
Core deposits (1)	6,203,038	6,143,625	5,993,055	5,620,150	5,707,366
Advances from the Federal Home Loan Bank	831,699	765,000	715,000	745,000	915,000
Senior notes (3)	—	—	59,922	59,843	59,764
Subordinated notes	29,752	29,710	29,667	29,624	29,582
Junior subordinated debentures	64,178	64,178	64,178	64,178	64,178
Stockholders' equity (4)(5)(6)	944,940	924,286	906,263	890,467	902,888
Assets under management and custody (1)	3,169,514	3,065,020	2,932,602	2,890,048	2,550,541

	Three Months Ended
(in thousands, except percentages, share data and per share amounts)	September 30, 2025	June 30, 2025	March 31, 2025	December 31, 2024	September 30, 2024
Consolidated Results of Operations
Net interest income	$94,152	$90,479	$85,904	$87,635	$80,999
Provision for credit losses (7)	14,600	6,060	18,446	9,910	19,000
Noninterest income (loss)	17,291	19,778	19,525	23,684	(47,683)
Noninterest expense	77,835	74,400	71,554	83,386	76,208
Net income (loss) attributable to Amerant Bancorp Inc.	14,756	23,002	11,958	16,881	(48,164)
Effective income tax rate	22.37%	22.80%	22.50%	6.34%	22.18%

Common Share Data
Stockholders' book value per common share	$22.90	$22.14	$21.60	$21.14	$21.44
Tangible stockholders' equity (book value) per common share (8)	$22.32	$21.56	$21.03	$20.56	$20.87
Basic earnings (loss) per common share	$0.35	$0.55	$0.28	$0.40	$(1.43)
Diluted earnings (loss) per common share (9)	$0.35	$0.55	$0.28	$0.40	$(1.43)
Basic weighted average shares outstanding	41,590,201	41,805,550	42,015,507	42,069,098	33,784,999
Diluted weighted average shares outstanding (9)	41,774,101	41,873,551	42,186,759	42,273,778	33,784,999
Cash dividend declared per common share (5)	$0.09	$0.09	$0.09	$0.09	$0.09

	Three Months Ended
	September 30, 2025	June 30, 2025	March 31, 2025	December 31, 2024	September 30, 2024
Other Financial and Operating Data (10)

Profitability Indicators (%)
Net interest income / Average total interest earning assets (NIM) (1)	3.92%	3.81%	3.75%	3.75%	3.49%
Net income (loss)/ Average total assets (ROA)(1)	0.57%	0.90%	0.48%	0.67%	(1.92)%
Net income (loss)/ Average stockholders' equity (ROE) (1)	6.21%	10.06%	5.32%	7.38%	(24.98)%
Noninterest income (loss) / Total revenue (1)	15.52%	17.94%	18.52%	21.28%	(143.12)%

Capital Indicators (%)
Total capital ratio (1)	13.90%	13.49%	13.45%	13.43%	12.72%
Tier 1 capital ratio (1)	12.28%	11.97%	11.84%	11.95%	11.36%
Tier 1 leverage ratio (1)	9.73%	9.69%	9.73%	9.66%	9.56%
Common equity tier 1 capital ratio (CET1) (1)	11.54%	11.24%	11.11%	11.21%	10.65%
Tangible common equity ratio (1)(8)	8.87%	8.73%	8.69%	8.77%	8.51%

Liquidity Ratios (%)
Loans to Deposits (1)	83.63%	86.55%	88.52%	92.57%	93.23%

Asset Quality Indicators (%)
Non-performing assets / Total assets (1)	1.34%	0.95%	1.38%	1.23%	1.25%
Non-performing loans / Total gross loans (1)	1.79%	1.15%	1.71%	1.43%	1.52%
Allowance for credit losses / Total non-performing loans	76.37%	104.89%	79.75%	81.62%	69.51%
Allowance for credit losses / Total loans held for investment	1.37%	1.20%	1.37%	1.18%	1.15%
Net charge-offs / Average total loans held for investment (1)(11)	0.39%	0.86%	0.22%	0.26%	1.90%

Efficiency Indicators (% except FTE)
Noninterest expense / Average total assets	3.01%	2.91%	2.89%	3.29%	3.04%
Salaries and employee benefits / Average total assets	1.36%	1.41%	1.35%	1.39%	1.39%
Other operating expenses/ Average total assets (1)	1.66%	1.50%	1.54%	1.90%	1.64%
Efficiency ratio (1)	69.84%	67.48%	67.87%	74.91%	228.74%
Full-Time-Equivalent Employees (FTEs) (12)	704	692	726	698	735

	Three Months Ended
(in thousands, except percentages and per share amounts)	September 30, 2025	June 30, 2025	March 31, 2025	December 31, 2024	September 30, 2024
Core Selected Consolidated Results of Operations and Other Data (8)

Pre-provision net revenue (loss) (PPNR)	$33,608	$35,857	$33,875	$27,933	$(42,892)
Core pre-provision net revenue (Core PPNR)	$35,765	$37,122	$31,546	$37,217	$31,264
Core net income	$16,425	$23,984	$10,153	$21,160	$9,249
Core basic earnings per common share	0.39	0.57	0.24	0.50	0.27
Core earnings per diluted common share (9)	0.39	0.57	0.24	0.50	0.27
Core net income / Average total assets (Core ROA) (1)	0.64%	0.94%	0.41%	0.83%	0.37%
Core net income / Average stockholders' equity (Core ROE) (1)	6.91%	10.49%	4.52%	9.25%	4.80%
Core efficiency ratio (1)	67.96%	66.35%	69.24%	64.71%	69.29%

__________________
(1)     See Glossary of Terms and Definitions for definitions of financial terms.
(2) There were no loans held for sale at September 30, 2025. All other periods include mortgage loans held for sale carried at fair value. Additionally, at March 31, 2025 and September 30, 2024, include loans held for sale carried at the lower of cost or fair value.
(3) On April 01, 2025, the Company redeemed all outstanding Senior Notes. See Note 1 to the Company’s consolidated financial statements in our March 31, 2025 Form 10-Q for more information.
(4) On December 11, 2024, the Company announced that the Board of Directors approved to extend the expiration date of its share repurchase program that was set to expire on December 31, 2024 to December 31, 2025 (the “Repurchase Program”). Subsequently, on May 28, 2025, the Company announced that the Board of Directors approved an increase in the amount available for repurchases of the Company’ shares of Class A common stock under the Repurchase Program to $25 million. In the third quarter of 2025 the Company repurchased an aggregate of 487,657 shares of Class A common stock at a weighted average price of $20.51 per share under the Repurchase Program. The aggregate purchase price for these transactions was approximately $10.0 million which includes transaction costs. For all other periods, see June 30, 2025 Form 10-Q, March 31, 2025 Form 10-Q, December 31, 2024 Form 10-K and September 30, 2024 Form 10-Q.
(5) During the three months ended September 30, 2025, June 30, 2025, March 31, 2025, and December 31, 2024, the Company’s Board of Directors declared cash dividends of $0.09 per share of the Company’s common stock and paid an aggregate amount of $3.8 million per quarter in connection with these dividends. The dividend declared in the third quarter of 2025 was paid on August 29, 2025 to shareholders of record at the close of business on August 15, 2025. See December 31, 2024 Form 10-K for more information on dividend payments during the previous quarters.
(6) On September 27, 2024, the Company completed a public offering of 8,684,210 shares of its Class A voting common stock, at a price to the public of $19.00 per share.
(7) In all periods shown, includes reserves on loans and contingent loans. In the third, second and first quarter of 2025, and the fourth and third quarters of 2024, includes $15.3 million, $3.6 million, $17.2 million, $9.7 million and $17.9 million of provision for credit losses on loans. In the third quarter of 2025, includes a reversal of the provision for unfunded commitments (contingencies) of $0.7 million. The provision for unfunded commitments (contingencies) in the second and first quarters of 2025 and the fourth and third quarters of 2024, were $2.5 million, $1.3 million, $0.2 million and $1.1 million, respectively.
(8) This presentation contains adjusted financial information determined by methods other than GAAP. This adjusted financial information is reconciled to GAAP in Exhibit 2 - Non-GAAP Financial Measures Reconciliation.
(9) See 2024 Form 10-K for more information on potential dilutive instruments and its impact on diluted earnings per share computation.
(10) Operating data for the periods presented have been annualized.
(11) See the Company’s June 30, 2025 and March 31, 2025 Form 10-Q, as well as, the 2024 Form 10-K for more details on charge-offs for all previous periods.
(12) As of September 30, 2025, June 30, 2025, March 31, 2025, December 31, 2024, and September 30, 2024, includes 5, 35, 77, 80, and 81 FTEs for Amerant Mortgage, respectively.

Exhibit 2- Non-GAAP Financial Measures Reconciliation
The following table sets forth selected financial information derived from the Company’s interim unaudited and annual audited consolidated financial statements, adjusted for the effect of non-core banking activities such as the sale of loans and securities and other repossessed assets, the Amerant Mortgage downsizing, the Houston Transaction, the valuation of securities, derivatives, loans held for sale and other real estate owned and repossessed assets, the early repayment of FHLB advances, and other non-routine actions intended to improve customer service and operating performance. The Company believes these adjusted numbers are useful for understanding its performance excluding these transactions and events.

	Three Months Ended,
(in thousands)	September 30, 2025	June 30, 2025	March 31, 2025	December 31, 2024	September 30, 2024

Net income (loss) attributable to Amerant Bancorp Inc.	$14,756	$23,002	$11,958	$16,881	$(48,164)
Plus: provision for credit losses (1)	14,600	6,060	18,446	9,910	19,000
Plus: provision for income tax expense (benefit)	4,252	6,795	3,471	1,142	(13,728)
Pre-provision net revenue (loss) (PPNR)	33,608	35,857	33,875	27,933	(42,892)
Plus: non-routine noninterest expense items	1,977	1,192	534	15,148	5,672
Plus (less): non-routine noninterest income items	180	73	(2,863)	(5,864)	68,484
Core pre-provision net revenue (Core PPNR)	$35,765	$37,122	$31,546	$37,217	$31,264

Total noninterest income (loss)	$17,291	$19,778	$19,525	$23,684	$(47,683)
(Plus) Less: Non-routine noninterest income (loss) items:
Derivatives (losses), net (2)	(1,383)	(1,852)	—	—	—
Securities gains (losses), net (3)	1,203	1,779	64	(8,200)	(68,484)
Gain on sale of loans (4)	—	—	2,799	—	—
Gain on sale of Houston Franchise (5)	—	—	—	12,636	—
Gains on early extinguishment of FHLB advances, net	—	—	—	1,428	—
Total non-routine noninterest income (loss) items	$(180)	$(73)	$2,863	$5,864	$(68,484)
Core noninterest income	$17,471	$19,851	$16,662	$17,820	$20,801

Total noninterest expense	$77,835	$74,400	$71,554	$83,386	$76,208
Less: non-routine noninterest expense items
Non-routine noninterest expense items:
Losses on loans held for sale carried at the lower of cost or fair value (6)	881	—	—	12,642	—
Net losses on sale and valuation expense on other real estate owned (7)	516	822	534	—	5,672
Amerant Mortgage downsize costs (8)	580	370	—	—	—
Legal, broker fees and other costs (5)	—	—	—	2,506	—
Total non-routine noninterest expense items	$1,977	$1,192	$534	$15,148	$5,672
Core noninterest expense	$75,858	$73,208	$71,020	$68,238	$70,536

	Three Months Ended,
(in thousands, except percentages and per share amounts)	September 30, 2025	June 30, 2025	March 31, 2025	December 31, 2024	September 30, 2024

Net income (loss) attributable to Amerant Bancorp Inc.	$14,756	$23,002	$11,958	$16,881	$(48,164)
Plus after-tax non-routine items in noninterest expense:
Non-routine items in noninterest expense before income tax effect	1,977	1,192	534	15,148	5,672
Income tax effect (9)	(445)	(272)	(120)	(3,409)	(1,332)
Total after-tax non-routine items in noninterest expense	1,532	920	414	11,739	4,340
Plus (less) after-tax non-routine items in noninterest income:
Non-routine items in noninterest income (loss) before income tax effect	180	73	(2,863)	(5,864)	68,484
Income tax effect (9)	(43)	(11)	644	(1,596)	(15,411)
Total after-tax non-routine items in noninterest income (loss)	137	62	(2,219)	(7,460)	53,073
Core net income	$16,425	$23,984	$10,153	$21,160	$9,249

Basic earnings (loss) per share	$0.35	$0.55	$0.28	$0.40	$(1.43)
Plus: after tax impact of non-routine items in noninterest expense	0.04	0.02	0.01	0.28	0.13
(Less) plus: after tax impact of non-routine items in noninterest income (loss)	—	—	(0.05)	(0.18)	1.57
Total core basic earnings per common share	$0.39	$0.57	$0.24	$0.50	$0.27

Diluted earnings (loss) per share (10)	$0.35	$0.55	$0.28	$0.40	$(1.43)
Plus: after tax impact of non-routine items in noninterest expense	0.04	0.02	0.01	0.28	0.13
(Less) plus: after tax impact of non-routine items in noninterest income (loss)	—	—	(0.05)	(0.18)	1.57
Total core diluted earnings per common share	$0.39	$0.57	$0.24	$0.50	$0.27

Net income (loss) / Average total assets (ROA)	0.57%	0.90%	0.48%	0.67%	(1.92)%
Plus: after tax impact of non-routine items in noninterest expense	0.06%	0.04%	0.02%	0.46%	0.18%
(Less) plus: after tax impact of non-routine items in noninterest income (loss)	0.01%	—%	(0.09)%	(0.30)%	2.11%
Core net income / Average total assets (Core ROA)	0.64%	0.94%	0.41%	0.83%	0.37%

Net income (loss)/ Average stockholders' equity (ROE)	6.21%	10.06%	5.32%	7.38%	(24.98)%
Plus: after tax impact of non-routine items in noninterest expense	0.64%	0.40%	0.19%	5.13%	2.25%
Plus (less) : after tax impact of non-routine items in noninterest income (loss)	0.06%	0.03%	(0.99)%	(3.26)%	27.53%
Core net income / Average stockholders' equity (Core ROE)	6.91%	10.49%	4.52%	9.25%	4.80%

Efficiency ratio	69.84%	67.48%	67.87%	74.91%	228.74%
(Less) plus: impact of non-routine items in noninterest expense and noninterest income (loss)	(1.88)%	(1.13)%	1.37%	(10.20)%	(159.45)%
Core efficiency ratio	67.96%	66.35%	69.24%	64.71%	69.29%

(in thousands, except percentages, share data and per share amounts)	September 30, 2025	June 30, 2025	March 31, 2025	December 31, 2024	September 30, 2024

Stockholders' equity	$944,940	$924,286	$906,263	$890,467	$902,888
Less: goodwill and other intangibles (11)	(23,784)	(24,016)	(24,135)	(24,314)	(24,366)
Tangible common stockholders' equity	$921,156	$900,270	$882,128	$866,153	$878,522
Total assets	10,410,199	10,334,678	10,169,688	9,901,734	10,353,127
Less: goodwill and other intangibles (11)	(23,784)	(24,016)	(24,135)	(24,314)	(24,366)
Tangible assets	$10,386,415	$10,310,662	$10,145,553	$9,877,420	$10,328,761
Common shares outstanding	41,265,378	41,748,434	41,952,590	42,127,316	42,103,623
Tangible common equity ratio	8.87%	8.73%	8.69%	8.77%	8.51%
Stockholders' book value per common share	$22.90	$22.14	$21.60	$21.14	$21.44
Tangible stockholders' equity book value per common share	$22.32	$21.56	$21.03	$20.56	$20.87
____________
(1)     Includes provision for credit losses on loans and provision for loan contingencies. See Footnote 7 in Exhibit 1 - Selected Financial Information for more details.
(2) In the three months ended September 30, 2025 and June 30, 2025, includes net unrealized losses in connection with to-be-announced (TBA) mortgage back-securities (MBS) derivative contracts. We enter into these contracts to economically offset changes in market valuation on the trading securities portfolio.
(3) In the third quarter of 2024, the Company executed an investment portfolio repositioning which resulted in a total pre-tax net loss of $68.5 million during the same period. The investment portfolio repositioning was completed in early October 2024 resulting in an additional $8.1 million in losses in the fourth quarter of 2024.
(4)    In the three months ended March 31, 2025, includes gain on sale of $3.2 million, related to the sale of a loan that had been charged off in prior periods.
(5) In the three months ended December 31, 2024, amounts shown are in connection with the sale of the Company’s Houston franchise which were disclosed on a Form 8-K on April 17, 2024 (the “Houston Transaction”).
(6) In the three months ended September 30, 2025, includes loss on sale of $0.9 million related to the sale of one Substandard owner occupied loan with an outstanding balance of $30.4 million at the time of sale. In the three months ended December 31, 2024, includes loss on sale of $12.6 million, including transaction costs, related to the sale of a portfolio of 323 business-purpose, investment property, residential mortgage loans with a balance of approximately $71.4 million.
(7) In the three months ended June 30, 2025, includes a net loss on the sale of two OREO properties of $0.8 million. The three months ended September 30, 2025, March 31, 2025 and September 30, 2024 include an OREO valuation expense of $0.5 million, $0.5 million and $5.7 million, respectively.
(8) In the three months ended September 30, 2025 and June 30, 2025, includes salaries and employee benefit expenses in connection with the Amerant Mortgage downsizing. See First Quarter Earnings Presentation filed on April 24, 2025 for more information.
(9) In the three months ended March 31, 2025, amounts were calculated based upon the effective tax rate for the period of 22.50%. For all of the other periods shown, amounts represent the difference between the prior and current period year-to-date tax effect.
(10) See 2024 Form 10-K for more information on potential dilutive instruments and its impact on diluted earnings per share computation.
(11) At September 30, 2025, June 30, 2025, March 31, 2025, December 31, 2024 and September 30, 2024, other intangible assets primarily consist of naming rights of $1.6 million, $1.6 million, $1.9 million, $2.0 million and $2.1 million , respectively, and mortgage servicing rights (“MSRs”) of $1.4 million, $1.5 million, $1.4 million, $1.5 million and $1.4 million, respectively. Other intangible assets are included in other assets in the Company’s consolidated balance sheets.

Exhibit 3 - Average Balance Sheet, Interest and Yield/Rate Analysis
The following tables present average balance sheet information, interest income, interest expense and the corresponding average yields earned and rates paid for the periods presented. The average balances for loans include both performing and nonperforming balances. Interest income on loans includes the effects of discount accretion and the amortization of non-refundable loan origination fees, net of direct loan origination costs, accounted for as yield adjustments. Average balances represent the daily average balances for the periods presented.

	Three Months Ended
	September 30, 2025			June 30, 2025			September 30, 2024
(in thousands, except percentages)	Average Balances	Income/ Expense	Yield/ Rates	Average Balances	Income/ Expense	Yield/ Rates	Average Balances	Income/ Expense	Yield/ Rates
Interest-earning assets:
Loan portfolio, net (1)(2)	$6,946,370	$121,414	6.93%	$7,118,087	$122,166	6.88%	$7,291,632	$129,752	7.08%
Debt securities available for sale (3) (4)	1,973,763	24,146	4.85%	1,769,440	21,931	4.97%	1,313,366	14,273	4.32%
Debt securities held to maturity (5)	—	—	—%	—	—	—%	205,958	1,752	3.38%
Debt securities held for trading	119,429	1,665	5.53%	59,331	343	2.32%	—	—	—%
Equity securities with readily determinable fair value not held for trading	2,528	20	3.14%	2,508	21	3.36%	2,525	19	2.99%
Federal Reserve Bank and FHLB stock	57,681	906	6.23%	57,072	917	6.44%	61,147	1,083	7.05%
Deposits with banks	413,522	4,516	4.33%	514,478	5,643	4.40%	344,469	4,670	5.39%
Other short-term investments	7,122	76	4.23%	7,046	74	4.21%	6,677	88	5.24%
Total interest-earning assets	9,520,415	152,743	6.37%	9,527,962	151,095	6.36%	9,225,774	151,637	6.54%
Total non-interest-earning assets (6)	723,510			728,292			760,198
Total assets	$10,243,925			$10,256,254			$9,985,972

	Three Months Ended
	September 30, 2025			June 30, 2025			September 30, 2024
(in thousands, except percentages)	Average Balances	Income/ Expense	Yield/ Rates	Average Balances	Income/ Expense	Yield/ Rates	Average Balances	Income/ Expense	Yield/ Rates
Interest-bearing liabilities:
Checking and saving accounts
Interest bearing DDA	$2,240,617	$10,892	1.93%	$2,289,111	$11,567	2.03%	$2,294,323	$15,345	2.66%
Money market	1,918,534	17,986	3.72%	1,925,029	18,012	3.75%	1,541,987	16,804	4.34%
Savings	236,556	22	0.04%	236,929	18	0.03%	247,903	26	0.04%
Total checking and saving accounts	$4,395,707	28,900	2.61%	4,451,069	29,597	2.67%	4,084,213	32,175	3.13%
Time deposits	2,084,940	20,950	3.99%	2,149,861	22,285	4.16%	2,324,694	27,260	4.67%
Total deposits	6,480,647	49,850	3.05%	6,600,930	51,882	3.15%	6,408,907	59,435	3.69%
Securities sold under agreements to repurchase	—	—	—%	105	1	3.82%	—	—	—%
Advances from the FHLB (7)	726,520	7,316	4.00%	717,260	7,230	4.04%	863,913	8,833	4.07%
Senior notes	—	—	—%	—	78	—%	59,725	942	6.27%
Subordinated notes	29,731	362	4.83%	29,689	361	4.88%	29,561	361	4.86%
Junior subordinated debentures	64,178	1,063	6.57%	64,178	1,064	6.64%	64,178	1,067	6.61%
Total interest-bearing liabilities	7,301,076	58,591	3.18%	7,412,162	60,616	3.28%	7,426,284	70,638	3.78%
Non-interest-bearing liabilities:
Non-interest bearing demand deposits	1,726,507			1,637,173			1,491,406
Accounts payable, accrued liabilities and other liabilities	273,921			289,909			301,373
Total non-interest-bearing liabilities	2,000,428			1,927,082			1,792,779
Total liabilities	9,301,504			9,339,244			9,219,063
Stockholders’ equity	942,421			917,010			766,909
Total liabilities and stockholders' equity	$10,243,925			$10,256,254			$9,985,972
Excess of average interest-earning assets over average interest-bearing liabilities	$2,219,339			$2,115,800			$1,799,490
Net interest income		$94,152			$90,479			$80,999
Net interest rate spread			3.19%			3.08%			2.76%
Net interest margin (7)			3.92%			3.81%			3.49%
Cost of total deposits (7)			2.41%			2.53%			2.99%
Ratio of average interest-earning assets to average interest-bearing liabilities	130.40%			128.54%			124.23%
Average non-performing loans/ Average total loans	1.30%			1.35%			1.54%

___________

	Nine Months Ended
	September 30, 2025			September 30, 2024
(in thousands, except percentages)	Average Balances	Income/ Expense	Yield/ Rates	Average Balances	Income/ Expense	Yield/ Rates
Interest-earning assets:
Loan portfolio, net (1)(2)	$7,078,705	$364,601	6.89%	$7,102,716	$376,574	7.08%
Debt securities available for sale (3) (4)	1,740,625	64,041	4.92%	1,273,797	41,562	4.36%
Debt securities held to maturity (5)	—	—	—%	217,272	5,597	3.44%
Debt securities held for trading	60,075	2,008	4.47%	—	—	—%
Equity securities with readily determinable fair value not held for trading	2,511	60	3.19%	2,490	87	4.67%
Federal Reserve Bank and FHLB stock	57,359	2,759	6.43%	55,352	2,922	7.05%
Deposits with banks	502,191	16,560	4.41%	377,139	15,681	5.55%
Other short-term investments	6,870	217	4.22%	6,337	248	5.22%
Total interest-earning assets	9,448,336	450,246	6.37%	9,035,103	442,671	6.54%
Total non-interest-earning assets (6)	733,305			788,240
Total assets	$10,181,641			$9,823,343
Interest-bearing liabilities:
Checking and saving accounts
Interest bearing DDA	$2,221,543	$32,913	1.98%	$2,382,548	$49,860	2.80%
Money market	1,884,975	52,651	3.73%	1,462,034	46,611	4.26%
Savings	237,764	62	0.03%	254,661	79	0.04%
Total checking and saving accounts	4,344,282	85,626	2.64%	4,099,243	96,550	3.15%
Time deposits	2,153,720	67,093	4.17%	2,291,539	79,355	4.63%
Total deposits	6,498,002	152,719	3.14%	6,390,782	175,905	3.68%
Securities sold under agreements to repurchase	35	1	3.82%	41	2	6.52%
Advances from the FHLB (7)	722,493	21,746	4.02%	749,195	21,357	3.81%
Senior notes	19,742	1,020	6.91%	59,646	2,826	6.33%
Subordinated notes	29,689	1,084	4.88%	29,519	1,083	4.90%
Junior subordinated debentures	64,178	3,141	6.54%	64,178	3,176	6.61%
Total interest-bearing liabilities	7,334,139	179,711	3.28%	7,293,361	204,349	3.74%
Non-interest-bearing liabilities:
Non-interest bearing demand deposits	1,636,816			1,459,325
Accounts payable, accrued liabilities and other liabilities	287,021			318,273
Total non-interest-bearing liabilities	1,923,837			1,777,598
Total liabilities	9,257,976			9,070,959
Stockholders’ equity	923,665			752,384
Total liabilities and stockholders' equity	$10,181,641			$9,823,343
Excess of average interest-earning assets over average interest-bearing liabilities	$2,114,197			$1,741,742
Net interest income		$270,535			$238,322
Net interest rate spread			3.09%			2.80%
Net interest margin (7)			3.83%			3.52%
Cost of total deposits (7)			2.51%			2.99%
Ratio of average interest-earning assets to average interest-bearing liabilities	128.83%			123.88%
Average non-performing loans/ Average total loans	1.36%			0.93%

(1)    Includes loans held for investment net of the allowance for credit losses, and loans held for sale. The average balance of the allowance for credit losses was $88.1 million, $94.8 million, and $92.1 million in the three months ended September 30, 2025, June 30, 2025 and September 30, 2024, respectively, and $88.8 million and $93.2 million in the nine months ended September 30, 2025 and 2024, respectively. The average balance of total loans held for sale was $8.9 million, $53.6 million and $612.9 million in the three months ended September 30, 2025, June 30, 2025 and September 30, 2024, respectively, and $36.1 million and $352.8 million in the nine months ended September 30, 2025 and 2024, respectively.
(2) Includes average non-performing loans of $91.2 million, $97.6 million and $113.5 million for the three months ended September 30, 2025, June 30, 2025 and September 30, 2024, respectively, and $97.5 million and $66.3 million in the nine months ended September 30, 2025 and 2024, respectively.
(3)    Includes the average balance of net unrealized gains and losses in the fair value of debt securities available for sale. The average balance includes average net unrealized losses of $32.7 million, $43.5 million and $89.4 million in the three months ended September 30, 2025, June 30, 2025 and September 30, 2024, respectively, and $41.0 million and $102.2 million in the nine months ended September 30, 2025 and 2024, respectively.
(4)    Includes nontaxable securities with average balances of $54.2 million, $53.9 million and $19.9 million for the three months ended September 30, 2025, June 30, 2025 and September 30, 2024, respectively, and $54.6 million and $19.9 million in the nine months ended September 30, 2025 and 2024, respectively. The tax equivalent yield for these nontaxable securities was 4.60%, 4.81%, and 4.33% for the three months ended September 30, 2025, June 30, 2025 and September 30, 2024, respectively, and 4.68% and 4.28% in the nine months ended September 30, 2025 and 2024, respectively. In 2025 and 2024, the tax equivalent yields were calculated assuming a 21% tax rate and dividing the actual yield by 0.79.
(5)    We had no average held to maturity balances in the three and nine months ended September 30, 2025, and in the three months ended June 30, 2025. Includes nontaxable securities with average balances of $44.5 million and $47.8 million for the three and nine month periods ended September 30, 2024, respectively. The tax equivalent yield for these nontaxable securities were 4.43% and 4.23% for the three and nine month periods ended September 30, 2024, respectively. In 2024, the tax equivalent yield was calculated assuming a 21% tax rate and dividing the actual yield by 0.79.
(6)    Excludes the allowance for credit losses.
(7) See Glossary of Terms and Definitions for definitions of financial terms.

Exhibit 4 - Noninterest Income
    This table shows the amounts of each of the categories of noninterest income for the periods presented.

	Three Months Ended						Nine Months Ended September 30,
	September 30, 2025		June 30, 2025		September 30, 2024		2025		2024
(in thousands, except percentages)	Amount	%	Amount	%	Amount	%	Amount	%	Amount	%

Deposits and service fees	$5,056	29.2%	$4,968	25.1%	$5,046	10.6%	$15,161	26.8%	$14,652	106.4%
Brokerage, advisory and fiduciary activities	4,995	28.9%	4,993	25.2%	4,466	9.4%	14,717	26.0%	13,331	96.8%
Change in cash surrender value of bank owned life insurance (“BOLI”)(1)	2,554	14.8%	2,490	12.6%	2,332	4.9%	7,494	13.2%	6,916	50.2%
Cards and trade finance servicing fees	1,321	7.6%	1,804	9.1%	1,430	3.0%	4,517	8.0%	3,984	28.9%
Gain on early extinguishment of FHLB advances, net	—	—%	—	—%	—	—%	—	—%	189	1.4%
Securities gains (losses), net (2)	1,203	7.0%	1,779	9.0%	(68,484)	(143.6)%	3,046	5.4%	(68,655)	(498.4)%
Loan-level derivative income (3)	2,372	13.7%	3,204	16.2%	3,515	7.4%	7,084	12.5%	6,338	46.0%
Derivative losses, net (4)	(1,383)	(8.0)%	(1,852)	(9.4)%	—	—%	(3,235)	(5.7)%	(196)	(1.4)%
Other noninterest income (5)	1,173	6.8%	2,392	12.2%	4,012	8.3%	7,810	13.8%	9,666	70.1%
Total noninterest income (loss)	$17,291	100.0%	$19,778	100.0%	$(47,683)	(100.0)%	$56,594	100.0%	$(13,775)	(100.0)%
__________________
(1)    Changes in cash surrender value of BOLI are not taxable.
(2) In the three months ended September 30, 2025 and June 30, 2025, and in the nine months ended September 30, 2025, amounts are primarily in connection with gains on market valuation of trading securities. In the three and nine months ended September 30, 2024, includes a total net loss of $68.5 million as a result of the investment portfolio repositioning initiated during the third quarter of 2024. See Exhibit 2- Non-GAAP Financial Measures Reconciliation for more details.
(3) Income from interest rate swaps and other derivative transactions with customers. The Company incurs expenses related to derivative transactions with customers which are included as part of noninterest expenses under loan-level derivative expense. See Exhibit 5 for more details.
(4) In the three and nine months ended September 30, 2025 and in the three months ended June 30, 2025, includes net unrealized losses in connection with TBA MBS derivative contracts. We enter into these contracts to economically offset changes in market valuation on the trading securities portfolio. In all other prior periods, includes net unrealized losses and gains related to uncovered interest rate caps with clients.
(5)    Includes mortgage banking loss of $0.4 million in the three months ended September 30, 2025, and mortgage banking income of $0.7 million and $2.8 million in the three months ended June 30, 2025 and September 30, 2024, respectively, and $0.8 million and $5.8 million, in the nine months ended September 30, 2025 and 2024, respectively, primarily consisting of net gains/losses on sale, valuation and derivative transactions associated with mortgage loans held for sale activity, and other smaller sources of income related to the operations of Amerant Mortgage. Other sources of income in the periods shown include net gains/(losses) on sales of loans that are originated for investment, foreign currency exchange transactions with customers and valuation income on the investment balances held in the non-qualified deferred compensation plan. In addition, includes $0.5 million BOLI death benefits received in the nine months ended September 30, 2024. Other noninterest income for the nine months ended September 30, 2025 includes a total of approximately $2.8 million as a Non-routine noninterest income item. See Exhibit 2- Non-GAAP Financial Measures Reconciliation for more details.

Exhibit 5 - Noninterest Expense

This table shows the amounts of each of the categories of noninterest expense for the periods presented.

	Three Months Ended						Nine Months Ended September 30,
	September 30, 2025		June 30, 2025		September 30, 2024		2025		2024
(in thousands, except percentages)	Amount	%	Amount	%	Amount	%	Amount	%	Amount	%

Salaries and employee benefits (1)	$35,094	45.1%	$36,036	48.4%	$34,979	45.9%	$104,477	46.7%	$101,794	47.1%
Professional and other services fees (2)	15,997	20.6%	13,549	18.2%	13,711	18.0%	44,228	19.8%	36,784	17.0%
Occupancy and equipment (3)	5,211	6.7%	5,491	7.4%	5,891	7.7%	16,838	7.5%	21,408	9.9%
Telecommunications and data processing	3,155	4.1%	2,929	3.9%	2,991	3.9%	9,559	4.3%	9,256	4.3%
Depreciation and amortization	1,487	1.9%	1,551	2.1%	1,737	2.3%	4,626	2.1%	4,866	2.3%
FDIC assessments and insurance	2,549	3.3%	2,896	3.9%	2,863	3.8%	8,681	3.9%	8,643	4.0%
Losses on loans held for sale carried at the lower of cost or fair value (4)	881	1.1%	—	—%	—	—%	881	0.4%	1,258	0.6%
Advertising expenses	3,987	5.1%	4,819	6.5%	3,468	4.6%	12,441	5.6%	10,789	5.0%
Loan-level derivative expense (5)	1,834	2.4%	1,113	1.5%	1,802	2.4%	3,307	1.5%	2,386	1.1%
Other real estate owned and repossessed assets expense, net (6)	215	0.3%	601	0.8%	5,535	7.3%	980	0.4%	5,033	2.3%
Other operating expenses (7)	7,425	9.4%	5,415	7.3%	3,231	4.1%	17,771	7.8%	13,887	6.4%
Total noninterest expense (8)	$77,835	100.0%	$74,400	100.0%	$76,208	100.0%	$223,789	100.0%	$216,104	100.0%

___
(1) Includes expenses in connection with the Amerant Mortgage downsizing of $0.6 million, $0.4 million and $1.0 million in the three months ended September 30, 2025 and June 30, 2025 and the nine months ended September 30, 2025, respectively. See Exhibit 2- Non-GAAP Financial Measures Reconciliation for more details.
(2) In the nine month period ended September 30, 2024, includes $0.3 million in legal expenses in connection with the Houston Transaction. Additionally, includes recurring service fees in connection with the engagement of FIS in all periods shown.
(3) In the nine month period ended September 30, 2024, includes fixed assets impairment charge of $3.4 million in connection with the Houston Transaction.
(4) In the three and nine month periods ended September 30, 2025, amounts are in connection with the sale of one loan. In the nine month period ended September 30, 2024, amounts shown are in connection with the Houston Transaction. See Exhibit 2- Non-GAAP Financial Measures Reconciliation for more details.
(5) Includes service fees in connection with our loan-level derivative income generation activities.
(6) Includes OREO valuation expense of $0.5 million and $5.7 million in the three months ended September 30, 2025 and 2024, respectively, and $1.1 million and $5.7 million in the nine months ended September 30, 2025 and 2024, respectively. In addition, includes net loss on the sale of two OREO properties of $0.8 million in each of the three months ended June 30, 2025 and the nine months ended September 30, 2025. See Exhibit 2- Non-GAAP Financial Measures Reconciliation for more details.
(7) Includes earnings credits which are provided to certain commercial depositors in the mortgage banking industry to help offset deposit service charges incurred. These earnings credits were $3.5 million, $2.6 million, and $7.4 million in the three months ended September 30, 2025 and June 30, 2025, and the nine months ended September 30, 2025, respectively. In addition, in the nine months ended September 30, 2024, includes broker fees of $0.3 million in connection with the Houston Transaction. See the Company’s 2024 Form 10K for details on all other components of other non-interest expenses.
(8) Includes $2.1 million, $3.0 million, and $3.9 million in the three months ended September 30, 2025, June 30, 2025 and September 30, 2024, respectively, and $8.3 million and $10.5 million in the nine months ended September 30, 2025 and 2024, respectively, related to Amerant Mortgage, primarily consisting of salaries and employee benefits, mortgage lending costs and professional and other services fees.

Exhibit 6 - Consolidated Balance Sheets

(in thousands, except share data)	September 30, 2025	June 30, 2025	March 31, 2025	December 31, 2024	September 30, 2024
Assets				(audited)
Cash and due from banks	$46,190	$48,400	$40,197	$39,197	$40,538
Interest earning deposits with banks	570,612	573,373	587,728	519,853	614,345
Restricted cash	6,894	7,981	13,432	24,365	10,087
Other short-term investments	7,162	7,083	7,010	6,944	6,871
Cash and cash equivalents	630,858	636,837	648,367	590,359	671,841
Securities
Debt securities available for sale, at fair value	2,122,416	1,788,708	1,702,111	1,437,170	1,476,378
Trading securities (1)	119,935	120,226	—	—	—
Equity securities with readily determinable fair value not held for trading	2,542	2,525	2,523	2,477	2,562
Federal Reserve Bank and Federal Home Loan Bank stock	62,808	59,429	57,044	58,278	63,604
Securities	2,307,701	1,970,888	1,761,678	1,497,925	1,542,544
Loans held for sale, at the lower of cost or fair value (2)	—	—	40,597	—	553,941
Mortgage loans held for sale, at fair value	—	6,073	20,728	42,911	43,851
Loans held for investment, gross	6,941,792	7,183,123	7,157,837	7,228,411	6,964,171
Less: Allowance for credit losses	94,918	86,519	98,266	84,963	79,890
Loans held for investment, net	6,846,874	7,096,604	7,059,571	7,143,448	6,884,281
Bank owned life insurance	258,042	255,487	252,997	243,547	241,183
Premises and equipment, net	30,268	31,543	31,803	31,814	32,866
Deferred tax assets, net	46,881	50,966	53,448	53,543	41,138
Operating lease right-of-use assets	102,872	102,558	104,578	100,028	100,158
Goodwill	19,193	19,193	19,193	19,193	19,193
Accrued interest receivable and other assets (3)(4)	167,510	164,529	176,728	178,966	222,131
Total assets	$10,410,199	$10,334,678	$10,169,688	$9,901,734	$10,353,127
Liabilities and Stockholders' Equity
Deposits
Demand
Noninterest bearing	$1,768,764	$1,706,580	$1,665,468	$1,504,755	$1,482,061
Interest bearing	2,294,310	2,281,611	2,260,157	2,229,467	2,389,605
Savings and money market	2,139,964	2,155,434	2,067,430	1,885,928	1,835,700
Time	2,097,931	2,162,919	2,161,923	2,234,445	2,403,578
Total deposits	8,300,969	8,306,544	8,154,978	7,854,595	8,110,944
Advances from the Federal Home Loan Bank	831,699	765,000	715,000	745,000	915,000
Senior notes (5)	—	—	59,922	59,843	59,764
Subordinated notes	29,752	29,710	29,667	29,624	29,582
Junior subordinated debentures held by trust subsidiaries	64,178	64,178	64,178	64,178	64,178
Operating lease liabilities (6)	109,726	109,226	110,999	106,071	105,875
Accounts payable, accrued liabilities and other liabilities (7)	128,935	135,734	128,681	151,956	164,896
Total liabilities	9,465,259	9,410,392	9,263,425	9,011,267	9,450,239

Stockholders’ equity
Class A common stock	4,125	4,173	4,195	4,214	4,210
Additional paid in capital	327,205	336,021	339,038	343,828	342,508
Retained earnings	620,542	609,540	590,304	582,231	569,131
Accumulated other comprehensive loss	(6,932)	(25,448)	(27,274)	(39,806)	(12,961)
Total stockholders' equity	944,940	924,286	906,263	890,467	902,888
Total liabilities and stockholders' equity	$10,410,199	$10,334,678	$10,169,688	$9,901,734	$10,353,127

__________
(1) Beginning in the period ended June 30, 2025, the Company started participating in trading of MBS as part of its investment portfolio strategy.
(2) As of March 31, 2025, loans held for sale consisted of one loan carried at cost for which no valuation allowance was deemed necessary. As of September 30, 2024, includes loans held for sale and a valuation allowance of $1.3 million, in connection with the Houston Transaction.
(3) As of September 30, 2025, June 30, 2025, March 31, 2025, December 31, 2024, and September 30, 2024 , includes derivative assets with a total fair value of $40.8 million, $43.7 million, $42.8 million, $48.0 million and $52.3 million, respectively.
(4) As of September 30, 2024, includes other assets for sale of approximately $21.4 million in connection with the Houston Transaction.
(5) On March 03, 2025, the Company gave notice of its election to redeem all outstanding Senior Notes and they were redeemed on April 01, 2025. See Note 1 to the Company’s consolidated financial statements in our March 31, 2025 Form 10-Q for more information.
(6) Consists of total long-term lease liabilities. Total short-term lease liabilities are included in other liabilities.
(7) As of September 30, 2025, June 30, 2025, March 31, 2025, December 31, 2024, and September 30, 2024, includes derivatives liabilities with a total fair value of $39.9 million, $44.6 million, $42.4 million, $47.6 million and $51.3 million, respectively.

Exhibit 7 - Loans
Loans by Type - Held For Investment

The loan portfolio held for investment consists of the following loan classes:

(in thousands)	September 30, 2025	June 30, 2025	March 31, 2025	December 31, 2024	September 30, 2024
Real estate loans				(audited)
Commercial real estate
Non-owner occupied	$1,656,180	$1,770,403	$1,641,210	$1,678,473	$1,688,308
Multi-family residential	361,650	371,692	400,371	336,229	351,815
Land development and construction loans	544,727	543,697	499,663	483,210	421,489
	2,562,557	2,685,792	2,541,244	2,497,912	2,461,612
Single-family residential	1,550,724	1,542,447	1,549,356	1,528,080	1,499,599
Owner occupied	900,596	983,090	951,311	1,007,074	1,001,762
	5,013,877	5,211,329	5,041,911	5,033,066	4,962,973
Commercial loans	1,519,778	1,566,420	1,714,583	1,751,902	1,630,318
Loans to financial institutions and acceptances	164,974	156,918	153,345	170,435	92,489
Consumer loans and overdrafts	243,163	248,456	247,998	273,008	278,391
Total loans	$6,941,792	$7,183,123	$7,157,837	$7,228,411	$6,964,171

Loans by Type - Held For Sale

The loan portfolio held for sale consists of the following loan classes:

As of September 30, 2025, the Company had no loans held for sale.

(in thousands)	September 30, 2025	June 30, 2025	March 31, 2025	December 31, 2024	September 30, 2024
Loans held for sale at the lower of cost or fair value				(audited)
Real estate loans
Commercial real estate
Non-owner occupied	$—	$—	$—	$—	$111,591
Land development and construction loans	—	—	—	—	35,020
	—	—	—	—	146,611
Single-family residential	—	—	—	—	87,820
Owner occupied	—	—	40,597	—	221,774
	—	—	40,597	—	456,205
Commercial loans	—	—	—	—	87,866
Consumer loans	—	—	—	—	9,870
Total loans held for sale at the lower of cost or fair value (1)	—	—	40,597	—	553,941

Mortgage loans held for sale at fair value
Land development and construction loans	—	2,056	7,475	10,768	10,608
Single-family residential	—	4,017	13,253	32,143	33,243
Total mortgage loans held for sale at fair value (2)	—	6,073	20,728	42,911	43,851
Total loans held for sale	$—	$6,073	$61,325	$42,911	$597,792
__________________
(1) As of September 30, 2024, includes loans transferred from the held for investment to the held for sale category in the third quarter of 2024, as a result of the Houston Transaction. In the fourth quarter of 2024, the Company completed the Houston Transaction.
(2) In prior periods, loans held for sale were in connection with Amerant Mortgage’s ongoing business.

Non-Performing Assets

This table shows a summary of our non-performing assets by loan class, which includes non-performing loans, other real estate owned, or OREO, and other repossessed assets at the dates presented. Non-performing loans consist of (i) nonaccrual loans, and (ii) accruing loans 90 days or more contractually past due as to interest or principal.

(in thousands)	September 30, 2025	June 30, 2025	March 31, 2025	December 31, 2024		September 30, 2024
Non-Accrual Loans				(audited)
Real Estate Loans
Commercial real estate (CRE)
Non-owner occupied	$4,374	$1,022	$—	$—		$1,916
Multi-family residential	7,018	—	—	—		—
Land development and construction loans	19,577	—	—	4,119		—
	30,969	1,022	—	4,119		1,916
Single-family residential	8,838	7,421	15,048	8,140		13,452
Owner occupied	15,287	21,027	22,249	23,191		29,240
	55,094	29,470	37,297	35,450		44,608
Commercial loans	67,081	51,157	84,907	64,572		68,654
Consumer loans and overdrafts	725	666	—	—		—
Total Non-Accrual Loans	$122,900	$81,293	$122,204	$100,022		$113,262

Past Due Accruing Loans
Real Estate Loans
Single-family residential	—	—	886	1,201		1,129
Owner occupied	—	—	—	837		—
Commercial	1,392	1,192	122	2,033	—	104
Consumer loans and overdrafts	—	—	7	8		434
Total Past Due Accruing Loans (1)	$1,392	$1,192	$1,015	$4,079		$1,667
Total Non-Performing Loans	124,292	82,485	123,219	104,101		114,929
Other Real Estate Owned	15,606	15,389	17,541	18,074		14,509
Total Non-Performing Assets	$139,898	$97,874	$140,760	$122,175		$129,438

__________________

(1)    Loans past due 90 days or more but still accruing.

Loans by Credit Quality Indicators

This table shows the Company’s loans by credit quality indicators. The Company has not purchased credit-deteriorated loans.

	September 30, 2025				June 30, 2025				September 30, 2024

(in thousands)	Special Mention	Substandard	Doubtful	Total (1)	Special Mention	Substandard	Doubtful	Total (1)	Special Mention	Substandard	Doubtful	Total (1)
Real Estate Loans
Commercial Real Estate (CRE)
Non-owner occupied	$53,284	$42,406	$—	$95,690	$44,084	$55,382	$—	$99,466	$34,374	$1,916	$—	$36,290
Multi-family residential	—	29,430	—	29,430	—	8,284	—	8,284	—	—	—	—
Land development and construction loans	3,959	19,577	—	23,536	26,574	—	—	26,574	—	—	—	—
	57,243	91,413	—	148,656	70,658	63,666	—	134,324	34,374	1,916	—	36,290
Single-family residential	738	8,717	—	9,455	—	7,297	—	7,297	—	13,544	—	13,544
Owner occupied	45,365	35,085	—	80,450	21,076	61,590	—	82,666	29,603	29,310	—	58,913
	103,346	135,215	—	238,561	91,734	132,553	—	224,287	63,977	44,770	—	108,747
Commercial loans	120,997	105,905	—	226,902	41,025	82,213	—	123,238	12,442	69,429	—	81,871
Consumer loans and overdrafts	—	725	—	725	—	666	—	666	—	—	—	—
Total	$224,343	$241,845	$—	$466,188	$132,759	$215,432	$—	$348,191	$76,419	$114,199	$—	$190,618
__________
(1) There were no loans categorized as “loss” as of the dates presented.

Exhibit 8 - Deposits by Country of Domicile
This table shows the Company’s deposits by country of domicile of the depositor as of the dates presented.

(in thousands)	September 30, 2025	June 30, 2025	March 31, 2025	December 31, 2024	September 30, 2024
				(audited)
Domestic	$5,732,799	$5,707,272	$5,592,575	$5,278,289	$5,553,336
Foreign:
Venezuela	1,881,871	1,897,631	1,862,614	1,889,331	1,887,282
Others	686,299	701,641	699,789	686,975	670,326
Total foreign	2,568,170	2,599,272	2,562,403	2,576,306	2,557,608
Total deposits	$8,300,969	$8,306,544	$8,154,978	$7,854,595	$8,110,944

Glossary of Terms and Definitions
•Total gross loans: include loans held for investment net of unamortized deferred loan origination fees and costs, as well as loans held for sale.
•Core deposits: consist of total deposits excluding all time deposits.
•Assets under management and custody: consists of assets held for clients in an agency or fiduciary capacity which are not assets of the Company and therefore are not included in the consolidated financial statements.
•Net interest margin, or NIM: defined as net interest income, or NII, divided by average interest-earning assets, which are loans, securities, deposits with banks and other financial assets which yield interest or similar income.
•ROA and Core ROA are calculated based upon the average daily balance of total assets.
•ROE and Core ROE are calculated based upon the average daily balance of stockholders’ equity.
•Total revenue is the result of net interest income before provision for credit losses plus noninterest income.
•Total capital ratio: total stockholders’ equity divided by total risk-weighted assets, calculated according to the standardized regulatory capital ratio calculations.
•Tier 1 capital ratio: Tier 1 capital divided by total risk-weighted assets. Tier 1 capital is composed of Common Equity Tier 1 (CET1) capital plus outstanding qualifying trust preferred securities of $62.3 million at each of all the dates presented.
•Tier 1 leverage ratio: Tier 1 capital divided by quarter to date average assets.
•Common equity tier 1 capital ratio, CET1: Tier 1 capital divided by total risk-weighted assets.
•Tangible common equity ratio: calculated as the ratio of common equity less goodwill and other intangibles divided by total assets less goodwill and other intangible assets. Other intangible assets primarily consist of naming rights and mortgage servicing rights and are included in other assets in the Company’s consolidated balance sheets.
•Loans to Deposits ratio: calculated as the ratio of total loans gross divided by total deposits.
•Non-performing assets include all accruing loans past due by 90 days or more, all nonaccrual loans and other real estate owned (“OREO”) properties acquired through or in lieu of foreclosure, and other repossessed assets.
•Non-performing loans include all accruing loans past due by 90 days or more and all nonaccrual loans
•Ratio for net charge-offs/average total loans held for investments: calculated based upon the average daily balance of outstanding loan principal balance net of unamortized deferred loan origination fees and costs, excluding the allowance for credit losses.
•Other operating expenses: total noninterest expense less salary and employee benefits.
•Efficiency ratio: total noninterest expense divided by the sum of noninterest income and NII.
•Core ROA, core ROE and core efficiency ratio exclude the effect of non-routine items, described in Exhibit 2 - Non-GAAP Financial Measures Reconciliation.
•The terms of the FHLB advance agreements require the Bank to maintain certain investment securities or loans as collateral for these advances.
•Cost of total deposits: calculated based upon the average balance of total noninterest bearing and interest bearing deposits, which includes time deposits.